Exhibit 10.56

TWELFTH LOAN MODIFICATION AGREEMENT

This Twelfth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 30, 2009 and is effective as of April 29, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”) and DOUBLE-TAKE SOFTWARE, INC., f/k/a NSI SOFTWARE, INC., successor by merger with NETWORK SPECIALISTS, INCORPORATED, a Delaware corporation with offices at Two Hudson Place, Suite 700, Hoboken, New Jersey 07030 (“Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 16, 2003, evidenced by , among other documents, a certain Loan and Security Agreement dated as of October 16, 2003, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.
DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement. The Loan Agreement shall be amended by deleting the following, appearing as Section 4 of the Schedule thereof, in its entirety:

“4.           Maturity Date
(Section 6.1)                                April 29, 2009.”

And inserting in lieu thereof the following:

“4.           Maturity Date
(Section 6.1)                                April 28, 2010.”

4.	FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Document.

5.
RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate delivered to Bank on or about October 16, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein have not changed, as of the date hereof.

6.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.
RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.
NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.
CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.
CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

11.	COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the effective date first written above.

BORROWER:

DOUBLE-TAKE SOFTWARE, INC.

By: /s/ S. Craig Huke
Name: S. Craig Huke
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By: /s/ Jay Wefel
Name: Jay Wefel
Title: Relationship Manager